Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-45569

                              Prospectus Supplement

     The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:


                                                      Principal Amount
                   Selling Holders                  of Registered Notes
                   ---------------                  -------------------
Pacific Life Insurance Company.....................    $3,000,000.00
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Total of Above.....................................    $3,000,000.00
                                                       =============



                This Prospectus Supplement is dated June 7, 1999.